UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 786-6444

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filed by El Capitan Precious Metals, Inc.
pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Gold and Minerals Company, Inc.
Subject Company Commission File No. 2-50918

Item 1.01  Entry into a Material Definitive Agreement.

On February 12, 2008, El Capitan Precious Metals, Inc. (“El Capitan”), entered into an agreement and plan of merger (the “Merger Agreement”) with Gold and Minerals Company, Inc., a Nevada corporation (“Gold and Minerals”), El Capitan Acquisition Company, El Capitan’s wholly owned subsidiary (“MergerCo”), and Larry Lozensky, President and a shareholder of Gold and Minerals. El Capitan and Gold and Minerals jointly own El Capitan, Ltd., an Arizona corporation (“ECL”) which holds an interest in the El Capitan property located near Capitan, New Mexico. El Capitan owns 40% of ECL’s equity and Gold and Minerals owns the remaining 60% of ECL’s equity. The effect of the Merger will be to consolidate the ownership of ECL and the assets held by each company. The following summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Report as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, (i) MergerCo will merge with and into Gold and Minerals (the “Merger”) and (ii) Gold and Minerals will be the surviving company to the merger and El Capitan’s wholly owned subsidiary. In consideration for all of the outstanding stock of Gold and Minerals, El Capitan will issue 118,965,000 shares of its common stock to the Gold and Minerals’ shareholders at the effective time of the Merger, subject to a working capital adjustment that will be determined at the closing of the Merger. Assuming that no working capital adjustment is required and based upon El Capitan’s currently outstanding shares of capital stock, on a fully diluted basis and assuming that El Capitan does not issue any additional shares of El Capitan’s common stock, the shareholders of Gold and Minerals will hold approximately 56% of El Capitan’s outstanding capital stock immediately after the effective time of the Merger.

The Merger’s closing is subject to certain conditions set forth in the Merger Agreement including, among other things, the continued accuracy of each party’s representations and warranties contained in the Merger Agreement, compliance with each party’s covenants, approval of the Merger by Gold and Minerals’ shareholders, a limitation on the number of Gold and Minerals’ shareholders exercising dissenters’ rights, and approval by the appropriate regulatory authorities. The Merger Agreement may be terminated by the mutual consent of the parties, by either party if the closing of the Merger Agreement does not occur by May 1, 2008, or by each ECPN or Gold and Minerals if the other party has breached any warranties and representations, has failed to perform a covenant, or has not met a condition all of which are set forth in the Merger Agreement; provided, however, that the breaching party has not cured, or is unable to cure, such breach, performance of a covenant, or meeting of a condition.

The Merger Agreement provides that, at the effective time of the Merger, El Capitan’s board of directors will appoint an additional director to El Capitan’s board and such additional director shall be nominated by Gold and Minerals’ board no less than 10 days before the anticipated closing of the Merger, subject to the acceptance of El Capitan’s board of such nominee.

Pursuant to an escrow agreement between El Capitan and Mr. Lozensky (the “Escrow Agreement”), to be entered into when the Merger becomes effective, certain shares of El Capitan’s common stock issued to Mr. Lozensky as part of the Merger will be held in an escrow account, and such shares may be used to satisfy any indemnification sought by El Capitan pursuant to the Merger Agreement. The number of shares held in the escrow account shall have a value of $1,000,000, but the number of such escrow shares may be reduced if Gold and Minerals has a positive working capital account at the time of the closing. If Gold and Minerals’ working capital account has a positive balance, the number of shares held in escrow shall be reduced so that the escrowed shares and the working capital account balance will have an aggregate value of $1,000,000. As set forth in the Escrow Agreement, claims related to securities law liabilities will be satisfied by the sale of escrow shares necessary to satisfy the amount of such claim; whereas, claims related to any other liabilities will initially be satisfied by an offset against the balance of the Gold and Minerals’ working capital account, if any, and subsequently, by the sale of sufficient escrow shares.

Pursuant to the terms of the Escrow Agreement, escrowed shares may be released upon the occurrence of certain conditions or milestones. One-half of the shares will be released from the escrow account upon El Capitan’s common stock trading on the OTC Bulletin Board at volume-weighted average price greater than $0.67 per share for at least 20 consecutive trading days. Any remaining shares shall be released from the escrow account upon the two-year anniversary of the Escrow Agreement, provided, however, that there are no outstanding indemnification claims at that time. El Capitan and Mr. Lozensky have agreed to evenly split the expenses arising from the management of the escrow account. A copy of the form of the Escrow Agreement is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Additional Information About Our Proposed Merger and Where to Find It

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with a proposed Merger of ECPN and Gold and Minerals, in the event the parties close on the Merger, ECPN will file a registration statement on Form S-4, which will constitute a proxy statement of G&M that also constitutes a prospectus of ECPN, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECPN, G&M AND THE PROPOSED MERGER. Once filed, shareholders and investors will be able to obtain these documents, as well as other filings containing information about ECPN and G&M, without charge at the SEC’s website (http://www.sec.gov). Copies of filings made by ECPN will also be available, without charge, once they are filed with the SEC by directing a request to ECPN’s Investor Relations at (775) 201-0168 or info@elcapitanpmi.com.

Item 8.01 Other Events.

On February 13, 2008, El Capitan Precious Metals, Inc. issued a press release regarding the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger by and among Gold and Minerals, Inc., Larry Lozensky, El Capitan Precious Metals, Inc., and El Capitan Acquisition Company, dated February 12, 2008.

2.2	Escrow Agreement by and among El Capitan Precious Metals, Inc., Larry Lozensky, and Escrow Agent.

99.1	El Capitan Precious Metals, Inc., Press Release dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: February 19, 2008	By:	/s/ R. William Wilson
R. William Wilson Chief Financial Officer